UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

SPECIAL FINANCIAL REPORT

SPECIAL FINANCIAL REPORT PURSUANT TO

REGULATION A OF THE SECURITIES ACT OF 1933

 For the fiscal year ended December 31, 2016

CAPROCQ CORE REIT, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 024-10643

Maryland

(State or other jurisdiction of
incorporation or organization)

1 Allied Drive, Suite 1715

Little Rock, Arkansas 72202

(Address of principal executive offices)

(501) 725-5530

(Registrant’s telephone number, including area code)

Common Stock

(Title of each class of securities issued pursuant to Regulation A)

PART II

INFORMATION TO BE INCLUDED IN REPORT

Item 7. Financial Statements

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors CapRocq Core REIT, Inc.:

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of CapRocq Core REIT, Inc., and its subsidiary, which comprise the consolidated balance sheet as of December 31, 2016, the related consolidated statement of operations, changes in stockholders’ deficit, and cash flows for the period from August 24, 2016 (date of inception) through December 31, 2016, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CapRocq Core REIT, Inc. and its subsidiary as of December 31, 2016, and the results of their operations and cash flows for the period from August 24, 2016 (date of inception) through December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

/s/ JPMS Cox, PLLC

July 26, 2017

Little Rock, Arkansas

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CAPROCQ CORE REIT, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET, DECEMBER 31, 2016

ASSETS

Cash and cash equivalents	$100
Deferred offering costs	143,263

TOTAL ASSETS	$143,363

LIABILITIES AND SHAREHOLDERS' DEFICIT

LIABILITIES:
Accounts payable	$43,863
Due to related party	105,509

TOTAL LIABILITIES	149,372

SHAREHOLDERS' DEFICIT
Common stock, $0.001 par value; 750,000,000 shares authorized; 3 shares issued and outstanding	-
Preferred stock, $0.001 par value; 250,000,000 shares authorized; no shares issued and outstanding	-
Paid in capital	100
Retained deficit	(6,109)
Total shareholders' deficit	(6,009)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$143,363

See Notes to Consolidated Financial Statements.

2

CAPROCQ CORE REIT, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS, FOR THE PERIOD FROM AUGUST 24, 2016 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2016

REVENUE:	$-

OPERATING EXPENSES:
Organizational costs	6,109
Total operating expenses	6,109

NET OPERATING LOSS	(6,109)

OTHER INCOME (EXPENSE):
Other income (expense), net	-

NET LOSS	$(6,109)

See Notes to Consolidated Financial Statements.

3

CAPROCQ CORE REIT, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT FOR THE PERIOD FROM AUGUST 24, 2016 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2016

	Common Stock		Paid in	Retained
	Shares	Amount	Capital	Deficit	Total

BALANCE,
AUGUST 24, 2016
(DATE OF INCEPTION)	-	$-	$-	$-	$-
Common stock sold	3	-	100	-	100
Net loss	-	-	-	(6,109)	(6,109)

BALANCE,
DECEMBER 31, 2016	3	$-	$100	$(6,109)	$(6,009)

See Notes to Consolidated Financial Statements.

4

CAPROCQ CORE REIT, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS, FOR THE PERIOD FROM AUGUST 24, 2016 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,109)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Deferred offering costs	(143,263)
Accounts payable	43,863
Due to related party	105,509
Total adjustments	6,109
Net cash provided by (used in) operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock sold	100
Net cash provided by (used in) financing activities	100

NET INCREASE IN CASH AND CASH EQUIVALENTS	100

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$100

NONCASH FINANCING ACTIVITIES:
Deferred offering costs included in accounts payable or due to related party	$143,263

See Notes to Consolidated Financial Statements.

5

CAPROCQ CORE REIT, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATEd FINANCIAL STATEMENTS, DECEMBER 31, 2016

1.	ORGANIZATION

CapRocq Core REIT, Inc. (the “Company”) was formed on August 24, 2016, as a Maryland corporation to acquire, reposition, renovate, lease and manage commercial income-producing real estate. The Company is externally managed and advised by CapRocq Core Advisors, LLC (the “Manager”), a Delaware limited liability company. The Manager will make all investment decisions.

As of December 31, 2016, the Company has not yet commenced operations and has not entered into any contracts to acquire properties. The Company formed a subsidiary, CapRocq Core Holdings, LP., a Delaware limited partnership (the “Operating Partnership”) on August 25, 2016. Substantially all of the Company’s assets will be held by, and operations will be conducted through the Operating Partnership. The Company is the sole general partner of the Operating Partnership. On July 8, 2016, CapRocq Core III, LLC, an Arkansas limited liability company (“Core III”) was formed to serve as the underwriting entity for the Company and incur offering costs associated with establishing the Company.

On November 23, 2016, the Company filed with the United States Securities and Exchange Commission (the “SEC”) an offering statement on Form 1-A (the “Offering Statement”) pursuant to Regulation A under the Securities Act of 1933, as amended. The Offering Statement was qualified by the SEC on March 31, 2017. Pursuant to the offering circular contained in the Offering Statement, the Company commenced the offering of a minimum of $4,250,000 and a maximum of $50,000,000 in shares of its common stock for a fixed price of $10.00 per share. The Company is currently raising capital to meet the minimum offering amount.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the resources and financial activities of the Company and its subsidiary, and have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash

Cash consists of amounts that the Company has on deposit with a major commercial financial institution.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual events and results could differ from those assumptions and estimates.

Organizational and Offering Costs

Organization and offering costs of the Company are initially being paid by Core III on behalf of the Company. Costs paid by Core III are classified on the accompanying consolidated balance sheet as due to related party. Organization costs are expensed as incurred and offering costs, when incurred, are deferred and charged against the gross proceeds of the offering when received or written off in the event that the offering is not successfully completed. These organization and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company will be obligated to reimburse Core III for organization and offering costs paid by them on behalf of the Company.

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Income Taxes

The Company intends to elect to be taxed as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and intends to operate as such, commencing with the taxable year ending December 31, 2017. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to United States federal income tax to the extent it distributes qualifying dividends to its shareholders. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. The Company is subject to United States federal, state, and local income tax examination by tax authorities since the date of inception.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), which establishes a single comprehensive revenue recognition model for all contracts with customers and will supersede most existing revenue guidance. This guidance requires entities to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange. Transition options include either a full or modified retrospective approach. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09 by one year to December 15, 2017, for public business entities and for interim and annual reporting periods beginning after that date and permits early adoption of the standard, but not before the original effective date of annual reporting periods beginning after December 15, 2016. The Company expects to adopt this guidance when effective and is currently evaluating the effect that the updated standard will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is intended to improve financial reporting about leasing transactions. The ASU will require lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by leases with lease terms of more than 12 months. An organization is to provide disclosures designed to enable users of financial statements to understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements concerning additional information about the amounts recorded in the financial statements. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on this classification as a finance (formerly capital) or operating lease. However, unlike current GAAP that requires only capital leases to be recognized on the balance sheet the new ASU will require both types of leases (i.e. operating and finance) to be recognized on the balance sheet. The FASB lessee accounting model will continue to account for both types of leases. The finance lease will be accounted for in substantially the same manner as capital leases are accounted for under existing GAAP. The pattern of expense recognition for an operating lease will be accounted for in a manner similar to operating leases under existing GAAP; however, companies will recognize a lease liability and a lease asset for operating leases under this ASU. The leasing standard will be effective for public business entities beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2016-02 on its consolidated financial statements.

In March 2016, FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. The effective date for this ASU is the same as the effective date for ASU 2014-09. In conjunction with the assessment of ASU 2014-09, the Company is currently evaluating the impact of this new guidance.

7

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting. In May 2016, the FASB also issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. ASU 2016-10 provides more detailed guidance with respect to identifying performance obligations and accounting for licensing arrangements, including intellectual property licenses, royalties, license restrictions and renewals. ASU 2016-11 rescinds several SEC Staff announcements that are codified in Topic 605: Revenue Recognition, including, among other items, guidance relating to accounting for consideration given by a vendor to a customer, as well as accounting for shipping and handling fees and freight services. ASU 2016-12 provides clarification to Topic 606 on how to assess collectability, present sales tax, treat noncash consideration, and account for completed and modified contracts at the time of transition. ASU 2016-12 also clarifies that an entity retrospectively applying the guidance in Topic 606 is not required to disclose the effect of the accounting change in the period of adoption. The effective date and transition requirements for each of these amendments are the same as the effective date and transition requirements of ASU 2014-09. In conjunction with the assessment of ASU 2014-09, the Company is currently evaluating the impact that these amendments will have on its consolidated financial statements.

In October 2016, the FASB issued ASU 2016-17, Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control. ASU 2016-17 modifies existing guidance with respect to how a decision maker that holds an indirect interest in a variable interest entity (“VIE”) through a related party under common control determines whether it is the primary beneficiary of the VIE as part of the analysis of whether the VIE would need to be consolidated. Under ASU 2016-17, a decision maker would need to consider only its proportionate indirect interest in the VIE held through a related party under common control. As a result of ASU 2016-17, in certain cases, previous consolidation conclusions may change. ASU 2016-17 is effective for public business entities for annual reporting periods beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently assessing the impact the adoption of ASU 2016-17 will have on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This guidance clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This guidance will become effective for public business entities for annual reporting periods beginning after December 15, 2017, including interim periods within those periods. The Company is currently evaluating the impact of this guidance and its impact on the consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standard-setting bodies are not currently applicable to the Company or are not expected to have a significant impact on the Company's financial position, results of operations and cash flows.

3.	EQUITY

The Company is authorized to issue up to 750,000,000 shares of common stock at $0.001 par value per share and 250,000,000 shares of preferred stock at $0.001 par value per share. The aggregate value of all authorized shares having par value is $1,000,000. Holders of the Company’s common stock are entitled to receive dividends when authorized by the Company’s board of directors. The board of directors is authorized, without further stockholder action, to provide for the issuance of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as the board of directors approves. As of December 31, 2016, three shares of common stock had been issued.

4.	RELATED PARTY ARRANGEMENTS

Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company. The Manager and certain affiliates of the Manager will receive fees and compensation in connection with the Company’s public offering, and the acquisition, management and sale of the Company’s real estate investments.

8

5.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events for recognition or disclosure through July 26, 2017, the date which the consolidated financial statements were available to be issued, for recognition or disclosure.

9

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

CAPROCQ CORE REIT, INC.:

Report on the Historical Summary

We have audited the accompanying statement of revenue and certain expenses (the “Historical Summary”) of Village on the Creeks – Colgate (the Property), an office building owned by CapRocq VOC, LLC, for the year ended December 31, 2016, and the related notes to the Historical Summary.

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of a historical summary that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the historical summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the historical summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the historical summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the historical summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

As described in Note 1 to the Historical Summary, the accompanying Historical Summary was prepared for the purpose of complying with Article 8 of Regulation S-X promulgated under the Securities Act of 1933 and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ JPMS Cox, PLLC

July 26, 2017

Little Rock, Arkansas

10

Village on the Creeks - Colgate

STATEMENT OF REVENUES AND CERTAIN EXPENSES

For the Year ended December 31, 2016

REVENUES:
Net rent revenue	$987,235
Tenant charges	3,442
Total revenues	990,677

CERTAIN EXPENSES:
Utilities	60,956
Repair and maintenance expenses	30,880
Taxes and insurance expense	67,709
Other operating expenses	3,632
Total certain expenses	163,177

Revenues in excess of expenses	$827,500

See Independent Auditor's Report and Accompanying Notes

11

Village on the Creeks - Colgate

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

For the Year ended December 31, 2016

Note 1. Basis of Presentation

The accompanying statement of revenues and certain expenses include the operations of Village on the Creeks - Colgate (the “Property”), an office building located in Rogers, Arkansas. The property is owned by CapRocq VOC, LLC, which is owned by CapRocq Core Real Estate Fund II (the “Partnership”).

The accompanying statement of revenues and certain expenses relate to the Property and have been prepared for the purpose of complying with Article 8 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the year presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, loss on sale of property and equipment, property management fees, and interest expense. Property management fees include certain maintenance services provided by the property manager.

Note 2. Nature of Business and Summary of Significant Accounting Policies

Basis of accounting:

The financial statement has been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) except as discussed in Note 1 above.

Revenue recognition:

The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Property is generally the primary obligor with respect to purchasing goods and services from third-party suppliers and bears the associated credit risk.

Income taxes:

The Partnership is not directly subject to income taxes under the Internal Revenue Code and applicable state laws. Therefore, taxable income or loss is reported to the individual partners for inclusion in their respective tax returns and no provision for federal and state income taxes has been included in the accompanying financial statements. As of December 31, 2016, CapRocq VOC, LLC’s tax years since inception in 2014 are subject to examination.

Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

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Village on the Creeks - Colgate

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

For the Year ended December 31, 2016

Recently Issued Accounting Pronouncements:

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contract with Customers (Topic 606), which establishes a single comprehensive revenue recognition model for all contracts with customers and will supersede most existing revenue guidance. This guidance requires entities to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange. Transition options include either a full or modified retrospective approach. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09 by one year to December 15, 2017, for public business entities and for interim and annual reporting periods beginning after that date and permits early adoption of the standard, but not before the original effective date of annual reporting periods beginning after December 15, 2016. The Property expects to adopt this guidance when effective and is currently evaluating the effect that the updated standard will have on its financial statement and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is intended to improve financial reporting about leasing transactions. The ASU will require lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by leases with lease terms of more than 12 months. An organization is to provide disclosures designed to enable users of financial statements to understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements concerning additional information about the amounts recorded in the financial statements. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on this classification as a finance (formerly capital) or operating lease. However, unlike current GAAP that requires only capital leases to be recognized on the balance sheet, the new ASU will require both types of leases (i.e. operating and finance) to be recognized on the balance sheet. The FASB lessee accounting model will continue to account for both types of leases. The finance lease will be accounted for in substantially the same manner as capital leases are accounted for under existing GAAP. The pattern of expense recognition for an operating lease will be accounted for in a manner similar to operating leases under existing GAAP; however, lessees will recognize a lease liability and a lease asset for operating leases under this ASU. The leasing standard will be effective for public business entities beginning after December 15, 2018. Early adoption is permitted. The Property is currently evaluating the impact of ASU 2016-02 on its financial statement.

In March 2016, FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. The effective date for this ASU is the same as the effective date for ASU 2014-09. In conjunction with the assessment of ASU 2014-09, the Property is currently evaluating the impact of this new guidance.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting. In May 2016, the FASB also issued ASU 2016- 12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. ASU 2016-10 provides more detailed guidance with respect to identifying performance obligations and accounting for licensing arrangements, including intellectual property licenses, royalties, license restrictions and renewals. ASU 2016-11 rescinds several Securities and Exchange Commission Staff announcements that are codified in Topic 605: Revenue Recognition, including, among other items, guidance relating to accounting for consideration given by a vendor to a customer, as well as accounting for shipping and handling fees and freight services. ASU 2016-12 provides clarification to Topic 606 on how to assess collectability, present sales tax, treat noncash consideration, and account for completed and modified contracts at the time of transition. ASU 2016-12 also clarifies that an entity retrospectively applying the guidance in Topic 606 is not required to disclose the effect of the accounting change in the period of adoption. The effective date and transition requirements for each of these amendments are the same as the effective date and transition requirements of ASU 2014-09. In conjunction with the assessment of ASU 2014-09, the Property is currently evaluating the impact that these amendments will have on its financial statement.

13

Village on the Creeks - Colgate

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

For the Year ended December 31, 2016

Other accounting standards that have been issued or proposed by the FASB or other standard-setting bodies are not currently applicable to the Property or are not expected to have a significant impact on the Property's financial position, results of operations and cash flows.

Note 3. Minimum Future Lease Rentals

There are various lease agreements in place with tenants to lease space in the Property. As of December 31, 2016, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are as follows:

2016	$972,760
2017	966,572
2018	682,314
2019	576,196
2020	256,645
Thereafter	1,382,304
Total	$4,836,791

Leases generally require reimbursement of the tenant’s proportional share of real estate taxes and other operating expenses, which are excluded from the amounts above.

Note 4. Tenant Concentrations

For the year ended December 31, 2016, three tenants represented 35%, 31%, and 17% of the Property’s rental revenues. As of December 31, 2016, four tenants represent 40%, 27%, 14%, and 12% minimum future cash rents receivable.

Note 5. Related Party

Affiliates of the Property provide property management services to the Property. Total fees incurred were $37,806 for the year ended December 31, 2016, which is not included in expenses in the accompanying financial statement as discussed in Note 1.

Note 6. Subsequent Events

The Property evaluated subsequent events for recognition and disclosure through July 26, 2017, the date the financial statement was available to be issued.

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Item 8. Exhibits

EXHIBIT INDEX

The following exhibits are incorporated by reference as part of this Special Financial Report on Form 1-K:

Exhibit Number	Description

11.1	Consent of JPMS Cox, PLLC

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas on July 26, 2017.

CAPROCQ CORE REIT, INC.

By:	/s/ Franklin McLarty
Franklin McLarty
President and Director

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Franklin McLarty	President and Director	July 26, 2017
Franklin McLarty	(Principal Executive Officer)

/s/ Kevin Huchingson	Chief Investment Officer	July 26, 2017
Kevin Huchingson	and Director

/s/ Beau Blair	Chief Operating Officer,	July 26, 2017
Beau Blair	Treasurer, Secretary and Director
(Principal Accounting Officer
and Principal Financial Officer)

16